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                                                                    EXHIBIT 10.7


LEASE AGREEMENT (Replace the agreement signed 10.11.1995)

1 TENANT        Planar International Oy
                P.O.Box 46
                02201 Espoo


2 LANDLORD      Metra Real Estate
                P.O.Box 230
                00101 Helsinki
                or a third party selected by the Landlord


3 PREMISES  Landlord does hereby lease and demise to the Tenant and Tenant does hereby take and rent from Landlord, the following premises:

            Industrial and office building situated at parcel nr 4 in quarter nr 22009 in the city of Espoo. The Tenant will continue to lease the space in the building that the Tenant is occupying at the moment, beginning on the 1/st/ of June 1998.

            Clean room space       1600 m/2/
            Production space       4354 m/2/
            Office space           2642 m/2/
            --------------------------------
            Total                  8596 m/2/

            The Tenant will also lease a 300 m/2/ space beginning of the 1/st/ of August 1998(appendix 1).

            The rent will be for office space rent as agreed in this contract.

            The Tenant has also right to use the east side platform passage hall as a store so that the total maximum width for the selves are 1,2 meter and there is no handicap to use the lift. The Tenant will pay for this right 1 000 FIM a month. The right is valid up to 1/st /of January 2000.

            There is no safety guarantees for the store from the Landlord.


4  OPTION   The Tenant has an option to lease also the rest of the space in the building (1695 m/2/ ,appendix 1). The rent will be for office space rent as agreed in this contract. This option can be executed on the 1/st/ of August 2000 and a written notice thereof must be delivered to the Landlord before the 1/st/ of January 2000.


5 TERM This lease agreement shall begin on the 1/st/ of June 1998 and shall end on the 31/st/ of December 2008 without any notice.


6 CONDITION OF THE LEASED PREMISES


            The premises are leased to the tenant in the condition said premises are at the time of signing this lease agreement.


7 USE OF THE LEASED PREMISES


            The Tenant shall use and occupy the leased premises for general production and office purposes mentioned in the articles of incorporation of the Tenant. The Tenant shall comply with all the Rules and Regulations in building fire safety, environment protection, waste management codes etc.
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8 OBLIGATIONS IN THE LEASE AGREEMENT


           The Tenant shall undertake, if necessary, in case of using the option (paragraph 4) to extend the lease period for the empty office space about 700 m/2/ up to 1/st/ of August 2002.

           If the rest of the empty space about 995 m/2/ is empty at the moment when the notice of using the option is given to the Landlord, the Tenant is obliged to pay the rent starting on the 1/st/ of January 2000 (appendix 1).


9 MAINTENANCE OF THE PREMISES


           The Tenant is responsible for normal maintenance and annual reparations of the premises at its cost. The Tenant at its cost takes care of maintenance of the systems of the premises, like ventilation, heating, water, sewage, fire alarm, alarm lighting, lifts etc. and the yard area.

           The Landlord is responsible for the renovation of the premises and purchases of worn-out systems of the building. These systems are considered as worn-out when the repair cost are more than 80% from the cost of recent acquisition or if the system is too poor to repair.

           The landlord is responsible only for investment more than 50.000 FIM.


10 TAXES AND PAYMENTS


           The Landlord will pay the property taxes of the premises and the Tenant will take care of other payments of the property.


11 EXPENSES


           The Tenant is responsible for payments for utilities like water, electricity, sewage, other utilities and maintenance and operating expenses of the premises. The Tenant will also pay the share of the district heating cost, that is used to warm up the process water, based on a separate measurement.

           The Landlord is responsible for the district heating costs of the premises. The parties can agree about the transferring of also this cost to be paid by the Tenant. The Landlord will be responsible for the repair and maintenance and electricity cost caused by the heat recovery system, based on a separate measurement.


12 BASE RENT


           For clean room areas (1600 m/2/) 72.12 FIM/m/2//month.

           For office, meeting room, cafe and kitchen areas (2642 m/2/) 51.51 FIM/m/2//month.
           For other production space (4354 m/2/)  41.21 FIM/m/2//month.

           The total base rent in the beginning of agreement period is 431 925 FIM/month.

           The rent sums above do not include value-added tax. That can be added on the figures, if mutually agreed.

           The monthly base rent shall be fully adjusted by any change in the Finnish Consumer Price Index. The adjustments shall be based on the indexes of May and November; the base index is the Consumer Price Index of March 1998 (1429). The thus adjusted base rent is charged starting from the beginning of the following January and July each year, first time 1/st/ of July 1998.

           Starting 1/st/ of June 1998 the base rent for the rest of the vacant space will be the rent for office space as agreed in this contract (51.51 FIM/m/2//month v-a tax 0%).


13 GUARANTEE


           The Tenant will provide a guarantee for the whole lease agreement from its Mother Company Planar Systems Inc.
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14 METHOD OF PAYMENT


           The rent shall be paid in advance each month before the fifth day of the month on the Landlords bank account.

           The Tenant agrees to pay as supplemental base rent for the leased premises an amount equal to the highest penal interest rate stipulated by Finnish law, of any monthly base rent payment which is not received by the Landlord within five days of the beginning of the month.


15 CONDITION OF THE PREMISES


           The Tenant agrees to maintain the premises in the current condition excluding normal wearing away.

           At the end of this lease agreement the Tenant will take to pieces all the equipment owns by the Tenant and hand over the space as clean out and patched up.


16 ENVIRONMENTAL LIABILITY


           The Tenant ensures that all the activities that are pursued in the facility owned by the Landlord are according to the Finnish Environmental Laws and that the Tenant has all the necessary permissions from the authorities.

           The Tenant will report immediately the contingent deviations to the Landlord. The Landlord has a right to perform environmental inspections and to stop activities, which are against authority regulations and Finnish Law. The Landlord is entitled for compensation if the Tenant by violating these regulations inflicts obligations to the Landlord.

           The lease guarantee given by the Planar Systems Inc includes also the environmental liabilities.


17 INSURANCE


           The Landlord shall keep the building insured against loss by fire or other casualty.

           All property in the leased premises belonging to the Tenant shall be at risk of the Tenant and covered by policies maintained by the Tenant.

           The Tenant shall also maintain a policy for a loss of profits insurance etc.


18 ASSIGNMENT AND SUBLETTING


           The Tenant shall not assign, mortgage or encumber this lease nor sublet or permit the leased premises or any part thereof to be used by others, without the prior written consent of the Landlord in each instance. The Landlord cannot refuse the consent without weighty reasons.


19 SELLING THE PROPERTY


          If the Landlord decides to use its right of option to acquire the property and later decides to sell the property, the Landlord grants to the Tenant the right of first refusal to purchase the property at a price agreed upon with a third party.


20 CLEAN ROOM STRUCTURES AND EQUIPMENT


          The Landlord agrees to sell to the Tenant the removable clean room structures and equipment for 10 000 FIM at the end of lease period.


21 APPLICATION OF THE TENTANCY ACT


          This contract is to be governed by the Finnish Tenancy Act, excluding possible exceptions that stipulated in this contract.
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22 DISAGREEMENTS FORUM


          The parties agree to try to work out all disagreements concerning this contract by mutual negotiations.

          Disagreements that cannot be solved by mutual negotiations shall be brought in a court of arbitration, consisting of one member, and decided based on the laws of Finland.


23 EFFECTIVE DATE


          This agreement becomes effective on the date of signature and after the Landlord has received the lease guarantee covered the whole contract given by Planar System Inc. And it will be implemented in this lease relation beginning on the 1/st/ of June 1998.


24 CONTRACT COPIES

          This contract is made out in duplicate, one for each party.


Espoo 20/Th/ of May 1998


Planar International Oy      Metra Real Estate


Tom Bruhn  Mikko Kuumola     Erkki Anttila   Aki Tarjasalo